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                                    EXHIBIT A

                       AGREEMENT RELATING TO JOINT FILING
                                 OF SCHEDULE 13G


     The undersigned hereby agree that, without admitting beneficial ownership, a single Schedule 13G (or any amendment thereto) relating to the Common Stock of i2 Technologies, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Dated February 11, 2000


                                   /s/ Sanjiv S. Sidhu
                                   ---------------------------------------------
                                   Sanjiv S. Sidhu


                                   SIDHU-SINGH FAMILY INVESTMENTS, LTD.

                                   By: /s/ Sanjiv S. Sidhu
                                       -----------------------------------------
                                       Sanjiv S. Sidhu, Managing General Partner


                                   THE SIDHU-SINGH FAMILY FOUNDATION

                                   By: /s/ Sanjiv S. Sidhu
                                       -----------------------------------------
                                       Sanjiv S. Sidhu, Director